Exhibit 1.02

Lexmark International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2013

This report for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).  Lexmark International, Inc. (“Lexmark” or the “Company”) determined that conflict minerals which are defined as columbite-tantalite, cassiterite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”) were necessary to the functionality or production of certain products that the Company manufactured or contracted to manufacture during 2013.  Lexmark conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the Conflict Minerals used in the Company’s products.  Based on the RCOI, the Company had reason to believe that its necessary Conflict Minerals may have originated in the Democratic Republic of Congo or an adjoining country (“DRC”).  In accordance with the Rule, the Company undertook due diligence on the source and chain of custody of its Conflict Minerals.

Company Overview

Since its inception in 1991, Lexmark has become a leading developer, manufacturer and supplier of printing, imaging, device management, managed print services, document workflow, and more recently business process and content management solutions. The Company operates in the office printing and imaging, and enterprise content management (“ECM”), business process management (“BPM”), document output management (“DOM”), intelligent data capture and search software markets. Lexmark’s products include laser printers and multifunction devices, dot matrix printers and the associated supplies/solutions/services, as well as ECM, BPM, DOM, intelligent data capture, search and web-based document imaging and workflow software solutions and services.

For more information about Lexmark please refer to the Company’s website at http://www.lexmark.com.

Due Diligence Program

In conducting its due diligence, Lexmark conformed with the Organization for Economic Co-operation and Development (“OECD”) framework, an internationally recognized due diligence framework. Lexmark does not source any of these minerals directly so the Company is required to rely on its suppliers and their sub-tier suppliers for information regarding the smelters and sources of the minerals. The Company conducted a survey of its suppliers using a template developed jointly by the Electronics Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) known as the EICC-GeSI Conflict Minerals Reporting Template (the “Template”). The Template was developed to assist in the collection of sourcing information related to the Conflict Minerals used in a company’s supply chain.

Supply Chain Assessment

Lexmark relies upon the Company’s suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to Lexmark, including sources of the Conflict Minerals that are supplied to them from sub-tier suppliers.

The Company has updated its Supplier Code of Conduct designed to educate its supplier and supply chain partners regarding the relevant, emerging SEC and Lexmark due diligence requirements.  Lexmark communicated the requirement with its suppliers that they are to provide the Conflict Minerals sourcing information to Lexmark per the Company’s Supplier Code of Conduct.  Further, the Company also requires a due diligence declaration identifying the list of smelters used within the supplier’s supply chain using the Template described above.

In addition, Lexmark has actively engaged in performing a comprehensive analysis of its product components, and the role that suppliers play throughout the Company’s manufacturing and product delivery processes.  Lexmark defined its supply chain Conflict Minerals due diligence scope of work by including active suppliers that provide components and manufacturing activities that are likely to contain Conflict Minerals.  The Company adopted the Conflict Free Sourcing Initiative’s (“CFSI”) standard Conflict Minerals reporting templates, and launched the Conflict Minerals due diligence communication survey to the suppliers of these defined components and manufacturing supplies from 2013.

Due Diligence Procedures

As described above, Lexmark’s compliance efforts included sending out surveys to all contract manufacturers and component suppliers that the Company makes direct purchases from, as well those source directed sub-tier suppliers that Lexmark requires its contract manufacturers and component suppliers to include in their supply chains.  This was a worldwide effort with support from all global procurement operations and included weekly meetings that were held to review the progress on the data collected.  Once the surveys were received, the data was reviewed for completeness by the global sourcing team and where it was found to be incomplete;

the supplier was contacted until complete information was obtained.  Lexmark has received no response to its request for information from some of its direct and sub-tier supplies.

The smelter and source data provided from the suppliers was then compared to the known approved smelters list and the information was made available to a broader team within the Company, including executive leadership.  Suppliers who were not using CFSI certified Conflict Free Smelters (“CFS”) or had not provided sufficient information were followed up with by the global sourcing team and encouraged to either resource to approved smelters or have their smelters go through the audit process to be on the approved list. To the extent the Company determines it has suppliers who are unwilling to participate in the Conflict Minerals compliance activity, provide incomplete information or are not committed to develop a DRC conflict free supply chain, the Company will look to alternative sources for the products and components they provide.  In addition to the efforts around data collection, review and validation, Lexmark updated its contract templates requiring all suppliers be DRC conflict free.  This is included in the Company’s Request For Quotes as well as updates to existing agreements.

Through its due diligence process Lexmark has been unable to definitively determine the country of origin of the necessary Conflict Minerals because not all of the information is available or has been provided by the suppliers to the Company.

Internal Team

Lexmark has established a management system for Conflict Minerals. The Company’s management system includes executive-level representatives and a team of subject matter experts from relevant functions such as Finance, Legal, and Global Supply Chain Operations. The team of subject matter experts is responsible for implementing the Company’s Conflict Minerals compliance strategy. Senior management is briefed about the results of the Company’s due diligence efforts on a regular basis.

Effort to Determine the Mine or Location of Origin

As described above, Lexmark has utilized the reporting Template with its supplier base and is relying on its supplier’s responses.  Suppliers have been required to provide the information they have available, which has been limited to the location of smelters and refiners. Based on the due diligence performed, the Company has determined that the location information of the smelters and refiners gathered from Lexmark’s suppliers represent the most reasonable known mine of origin information available.  However, the Company has been unable to determine the mine or location of origin of the Conflict Minerals themselves.

Facilities Used to Process Conflict Minerals -- Smelters or Refiners Identified

As a result of its due diligence process, the Company was able to identify smelters and refineries from its supply chain.  Below is the list of all smelters and refineries identified to date as a result of the due diligence process.  The list includes the CFSI certified CFS along with smelters and refineries that the CFSI has not provided an opinion as to whether or not the minerals procured from these smelters and refineries originate from the DRC or adjoining countries.

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Codelco	CHILE
Gold	Dowa	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Valcambi SA	SWITZERLAND
Gold	Xstrata Canada Corporation	CANADA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Empressa Metaluriguca Vinto SA	Bolivia
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Kanfort Industrial (Yantai) Co. LTD	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Acade Noble Metals (Zhao Yuan) Corporation	CHINA
Gold	Academy Prevcious Metals (China) Co. LTD	CHINA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Anhui Tongling/Pioneer Metals Corporation	CHINA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Zhe Jiang Guang Yuan Noble Metal Smeltin	CHINA
Gold	Harmony Gold (Au) Refinery	SOUTH AFRICA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	MSC, Mayaysia Smelting Corporation Berhad	Malaysia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	Cooson Sempsa	SPAIN
Gold	CV Nurjanah	INDONESIA

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Dongguan Materials, Col	China
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	E Chem Enterprise	TAIWAN
Gold	BNMC Baiyin Nonferrous Metals Corporation	CHINA
Gold	GWO Chem Indiustrail Col. LTD	TAIWAN
Gold	Harima Smelter	JAPAN
Tantalum	Taki Chemicals	JAPAN
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LMS Brasil S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH	CHINA
Tantalum	F&X	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	EM Vinto	BOLIVIA
Tin	Gold Bell Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Metallo Chimique	BELGIUM
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Metal	Smelter Name	Smelter Facility Location: Country
Tin	PT Timah	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Cookson	UNITED STATES
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	CV Nurjanah	INDONESIA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu Zi-Li	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA